Turkana County Government and AmericaTowne, Holding, Inc.
Procedures for Delivery of Equipment and Payment Pursuant to the Award Letter, 25 May 2018, for Tenders TCG/MOW/37/2018-2019 and TCG/MOW/38/2018-2022

This Memorandum Serves as a basis for completing the Partnership between Turkana County, Kenya, and AmericaTowne, Holdings Inc.

Pursuant to the Award Letter of 25 May 2018 from the Honorable Speaker of Turkana County Government approving the partnership with AmericaTowne, Holdings, Inc., and Turkana County Government for the purchase of equipment. The first Tender totaling 1.2 billion Kenya Shillings annually for two years. The Second Tender totals 900 million Kenya Shillings annually for four years.

The equipment will be provided under Tenders TCG/MOW/37/2018-2019 and TCG/MOW/38/2018-2022.

To ensure prompt delivery of required equipment, AmericaTowne, Holdings, Inc., and Turkana County Government agree that:

Turkana County Government and AmericaTowne, Holdings, Inc., will work closely together to ensure prompt and efficient fulfillment of the partnership and delivery of required equipment.

AmericaTowne, Holdings, Inc. will immediately take action to source the required equipment upon receipt of the required specifications from the Department of Procurement.

By June 8, 2018, AmericaTowne, Holdings, Inc. will present an invoice to the Turkana County Government Department of Finance for the total costs of the equipment under the Resolution.

Upon receipt of invoice by AmericaTowne Holdings, Inc., Turkana County Government Department of Finance will pay eighty percent (80%) of the total invoice for each tender in US Dollars to AmericaTowne, Holdings, Inc. as designated by AmericaTowne' Chief Executive Officer.

Upon receipt of initial funds of eighty percent (80%) of the invoice value, AmericaTowne Holdings, Inc., will within 30 days and or at the most expeditious time deliver the total equipment requested to Turkana County.

After delivery of all equipment requested, and upon AmericaTowne, Holding Inc. presenting its final invoice for each Tender to Turkana County Government, Turkana County Government Department of Finance will pay to AmericaTowne Holdings, Inc. the remaining payments of twenty percent (20%) in US Dollars for each invoice as designated by AmericaTowne' Chief Executive Officer.

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AMERICATOWNE HOLDINGS, INC.,
a Nevada corporation

By: Alton Perkins
Its: Chief Executive Officer
Dated: 5/25/18

COUNTY OF Turkana

By: H.E HON Josphat Koli Nanok
Its: Governor Turkana County
Dated: 26 May 2018

REPUBLIC OF KENYA

TURKANA COUNTY GOVERNMENT

25th may 2018

THE C.E.O

EMERICATOWNE HOLDINGS, INC.

4700 HOMEWOOD CT SUITE 100

RALEIGH INC.

Dear Sir,

RE: AWARD LETTER TENDER NO TCG/MOW/37/2018-2019

AND TCG/MOW/38/2018-2022

The county government of Turkana is hereby pleased to notify you on the successful award on the tender listed above that will commence on the beginning of this financial year.

The entire assembly debated on the motion and voted on the positive partnership with your company on the good project that will benefit our community.

In the terms indicated as per the procurement ACT and negotiated by your representative the payment terms will be 80% down payment and 20% upon the completion of the entire project.

The award letter positively creates the avenue of the memorandum of understanding from both parties that thereafter will be signed by his Excellency the Governor and yourself.

You are hereby kindly advised to respond on this letter as a matter of urgency and deliver the acceptance or rejection response to the office of procurement Director by the close of business Monday next week.

The office of procurement will be instructed to submit the specifics of the materials required to your office for early preparation and delivery.

Your response on the matter will be highly appreciated.

Sincerely yours,

HON EKITELA LOKOMAALE

SPEEAKER TURKANA COUNTY GOVERNMENT

REPUBLIC OF KENYA

TURKANA COUNTY GOVERNMENT

THE C.E.O
AMERICATOWNE HOLDINGS,INC.
4700 HOMEWOOD CT SUITE 100
RALEIGH NC.

RE : TENDER NO TCG/MOW/37/2018-2019
TENDER NO TCG/MOW/38/2018-2022

Dear Sir,

The county government of Turkana is pleased to notify your company of its submission on the partnership and maximum cooperation on supply, delivery and maintenance of the first project TCG/MOW/37/2018-2019 **AND** TCG/MOW/38/2018-2022 respectively during the financial year.

The contractor (Americatowne Holdings) is required to liaise with the office of County Architect Turkana county Government in preparation of and submission of any documents that your company deem necessary for this project on Tuesday next week to the assembly. The first Tender will cost the County Government Kenya Shillings 1.2 billion with the other tender will cost Kenya Shillings 900 million annually.

NO liability or negligence will be admitted in respect of errors from the contractors during the delivery period.

Your cooperation on the matter will be highly appreciated.

Yours sincerely

HON EKITELA LOKAALE.
SPEAKER TURKANA COUNTY GOVERNMENT.

REPUBLIC OF KENYA

TURKANA COUNTY GOVERNMENT

MINISTRY OF MINISTRY OF WATER $ ENVIRONMENT

TENDER NO: TCG /MOW/ 38/2018-2019

TENDER DOCUMENTS

INVITATION TO TENDER FOR SUPPLY DELIVERY $ INSTALATION OF ENERGY SOLAR

MINISTRY OF WATER $ ENVIRONMENT TURKANA COUNTY GOVERNMENT
P.O Box 30500-11
LODWAR

14TH MAY 2018

REPUBLIC OF KENYA

TURKANA COUNTY GOVERNMENT

MINISTRY OF MINISTRY OF WATER $ ENVIRONMENT

TENDER NO: TCG /MOW/ 37/2018-2022

TENDER DOCUMENTS

INVITATION TO TENDER FOR SUPPLY DELIVERY $ MAINTANANCE OF WATER BOREHOLE EQUIPMENTS

MINISTRY OF WATER $ ENVIRONMENT TURKANA COUNTY GOVERNMENT
P.O Box 30500-11
LODWAR

14TH MAY 2018